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                                                                    EXHIBIT 23.1

                        ANDERSEN ANDERSEN & STRONG, L.C.
             Certified Public Accountants and Business Consultants

                         941 East 3300 South, Suite 202
                           Salt Lake City, Utah 84106

                             Telephone 801 486-0096
                                Fax 801 486-0098


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 25, 2000, accompanying the audited financial statements of Heroes, Inc. (formerly Penn-Akron Corporation), for the period ended February 29, 2000 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form S-8.


February 15, 2001                            Andersen Andersen and Strong


                                             /s/ L. R. Andersen